UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2021 (May 5, 2021)

Bonanza Creek Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 440-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BCEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2021, the Board of Directors (the “Board”) of Bonanza Creek Energy, Inc. (the “Company”) approved the Bonanza Creek Energy, Inc. Seventh Amended and Restated Executive Change in Control and Severance Benefit Plan (the “Amended Plan”) effective as of May 5, 2021, covering the Company’s Chief Executive Officer, the other named executive officers, and certain other key executives and employees. The Amended Plan supersedes any pre-existing severance benefits to which the Eligible Individuals were previously entitled. Capitalized terms used but not defined herein will have the meanings given to such terms in the Amended Plan.

Under the Amended Plan, except in the event of a termination for Cause, our named executive officers are entitled to receive any unpaid annual cash bonus for the prior calendar year, determined in accordance with the applicable Short Term Incentive Plan (“STIP”), plus their target annual bonus under the applicable STIP for the current year, prorated to reflect the days of service during the year of termination.

The Amended Plan provides that upon termination without Cause or resignation for Good Reason, our named executive officers are entitled to a cash severance payment equal to their base salary (or 2x base salary, in the case of the termination without Cause of Eric Greager, the Company’s President and Chief Executive Officer), payable in equal installments over a 12-month period (or a 24-month period, in the case of Mr. Greager’s termination without Cause). If such termination occurs within 12 months following a Change in Control, (a) such cash severance payment is payable in a lump sum instead of installments, (b) for Mr. Greager, the cash severance payment is 2.5x base salary, (c) for Brant DeMuth, the Company’s Executive Vice President and Chief Financial Officer, Cyrus Marter, the Company’s Executive Vice President, General Counsel and Secretary, and Dean Tinsley, Senior Vice President, Operations, the cash severance payment is 2x base salary, and (d) for Sandi Garbiso, Vice President and Chief Accounting Officer, the cash severance payment is 1x base salary.

Additionally, upon termination without Cause or resignation for Good Reason, our named executive officers are entitled to a multiple of a cash Annual Bonus, payable in equal installments over a 12-month period (or a 24-month period, in the case of Mr. Greager’s termination without Cause). The multiple is 2x for Mr. Greager’s termination without Cause, 1x for Mr. Greager’s resignation for Good Reason, and 0.5x for a termination without Cause or a resignation for Good Reason of the Company’s other named executive officers. If such termination occurs within 12 months following a Change in Control, such Annual Bonus is payable in a lump sum instead of installments, (b) for Mr. Greager, the multiple is 2.5x, (c) for Messrs. DeMuth, Marter, and Tinsley, the multiple is 2x, and (d) for Ms. Garbiso the multiple is 1x.

The Amended Plan did not materially alter the treatment of equity incentives, health and welfare benefits, or outplacement services.

The above description is a summary of certain terms of the Plan and is subject to and qualified in its entirety by the terms of the Amended Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Bonanza Creek Energy, Inc. Seventh Amended and Restated Executive Change in Control and Severance Benefit Plan
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: May 11, 2021	By:	/s/ Cyrus D. Marter IV
	Name:	Cyrus D. Marter IV
	Title:	Executive Vice President, General Counsel, and Secretary

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